As filed with the Securities and Exchange Commission on January 9, 1998
                          Registration No.333-_________

                                  UNITED STATES
                        SECURITY AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       NEUROBIOLOGICAL TECHNOLOGIES, INC.
        (Exact name of small business issuer as specified in its charter)

         Delaware                                           94-3049219
(State or other jurisdiction of incorporation  (IRS Employer Identification No.)
         or organization)

                              1387 Marina Way South
                           Richmond, California 94804
                    (Address of principal executive offices)

             AMENDED AND RESTATED NEUROBIOLOGICAL TECHNOLOGIES, INC.
                                 1993 STOCK PLAN
                            (Full title of the plan)

                                                              Copy to:
             PAUL E. FREIMAN                              NEIL FLANZRAICH
  President and Chief Executive Officer                 STEPHEN C. FERRUOLO
             Neurobiological                            Heller Ehrman White
            Technologies, Inc                         & McAuliffe, Attorneys
          1387 Marina Way South                        525 University Avenue
        Richmond, California 94804                  Palo Alto, California 94301
              (510) 215-8000                              (650) 624-7000
 (Name and address of agent for service)

                                        CALCULATION OF REGISTRATION FEE
      ------------------- ----------------- ----------------------- ----------------------- ---------------
      Title of            Amount to be      Proposed maximum        Proposed maximum        Amount of
      securities to be    registered        offering price per      aggregate offering      registration
      register                              share (1)               price                   fee
      ------------------- ----------------- ----------------------- ----------------------- ---------------

      Common Stock,
      $ .01 par value     500,000 shares          $.656                  $328,000              $108.24

      ------------------- ----------------- ----------------------- ----------------------- ---------------

(1) Pursuant to Rule 457 (h), the registration fee was computed on the basis of the market value of the Common Stock, computed in accordance with Rule 457 (c) on the basis of the average of the high and low prices per share of such Common Stock as reported on The Nasdaq SmallCap Market on January 7, 1998.

The registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

GENERAL INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of shares of Common Stock reserved for issuance under the 1993 Stock Plan by 500,000 shares to a total of 2,000,000 shares. This will increase the number of securities of the same class as other securities for which a Registration Statement of the Registration on Form S-8 relating to the same employee benefit plan is effective.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following  documents  filed by Registrant  with the  Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

         (1) Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on February 16 1994 (File No 33-75392) and on December 20, 1996 (File No. 333-18519).

         (2) Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, as amended, which contains, among other things, the audited financial statements of Registrant for the fiscal year ended June 30, 1997, together with the report thereon of Ernst & Young LLP, independent auditors.

         (3) Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.

         (4)  The  description  of   Registrant's   common  stock  contained  in
              Registrant's Registration Statement on Form 8-A filed on January 14, 1994 (File No. 0-23280).

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13 (a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 8.  EXHIBITS

Exhibit
Number            Exhibit
------            -------

 5.1              Opinion regarding legality of securities to be offered.
10.1              Amended and Restated Neurobiological  Technologies,  Inc. 1993
                  Stock Plan.
23.1              Consent of Ernst & Young LLP, Independent Auditors.
23.2              Consent  of  Heller   Ehrman  White  &  McAuliffe,   Attorneys
                  (included in Exhibit 5.1).
24.1              Power of Attorney

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on January 9, 1998.



                                              NEUROBIOLOGICAL TECHNOLOGIES, INC.

                                     By       /s/ Paul E. Freiman
                                              -------------------
                                              Paul E. Freiman
                                              President, Chief Executive Officer